Exhibit 10.1

SECOND AMENDMENT TO GUARANTY

THIS SECOND AMENDMENT TO GUARANTY (this “Amendment”), dated as of December 11, 2019 (the “Effective Date”), is made by and among CITIBANK, N.A. (together with its successors and/or assigns, “Buyer”), TREMONT MORTGAGE TRUST, a Maryland real estate investment trust (“Guarantor”), and for the purpose of acknowledging and agreeing to the provision set forth in Section 5 hereof, TRMT CB LENDER LLC, a Delaware limited liability company (“Seller”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer have entered into that certain Master Repurchase Agreement, dated as of February 9, 2018, as amended by the First Amendment to Master Repurchase Agreement, dated as of November 6, 2018 (as such agreement may be further amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Repurchase Agreement”) and that certain Fee Agreement, dated as of February 9, 2018, as amended by the First Amendment to Fee Agreement, dated as of November 6, 2018, the Second Amendment to Fee Agreement, dated as of February 4, 2019 and the Third Amendment to Fee Agreement, dated as of May 1, 2019 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Fee Agreement”);

WHEREAS, in connection with the Repurchase Agreement, Guarantor entered into that certain Guaranty, dated as of February 9, 2018, as amended by the First Amendment to Guaranty, dated as of February 4, 2019 (as the same may be amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Guaranty”);

WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Guaranty; and

WHEREAS, Guarantor and Buyer desire to modify certain provisions of the Guaranty as set forth herein.

NOW, THEREFORE, in consideration of ten dollars ($10) and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller and Buyer covenant and agree as follows as of the Effective Date, and Guarantor acknowledges and agrees as to the provision set forth in Section 2 as of the Effective Date:

1.            Modifications of Guaranty.

(a)            Section 2(a) of the Guaranty is hereby deleted in its entirety and replaced by the version below:

2.	Guaranteed Obligations. (a) Subject to Sections 2(b), 2(c) and 2(d) below, Guarantor hereby unconditionally and irrevocably guarantees to Buyer the prompt and complete payment and performance by Seller when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations. All assets and property of Guarantor shall be subject to recourse if Guarantor fails to pay and perform any Guaranteed Obligation(s) when and as required to be paid and performed pursuant to the Transaction Documents.

(b)            Sections 2(b), 2(c), 2(d) and 2(e) of the Guaranty are hereby re-lettered as Sections 2(e), 2(f), 2(g) and 2(h).

(c)            The following new Sections 2(b), 2(c) and 2(d) are hereby added in their appropriate numerical and alphabetical location:

(b)           Notwithstanding anything herein to the contrary, but subject to Sections 2(c) and 2(d) below, the maximum aggregate liability of Guarantor hereunder and under the Repurchase Agreement shall in no event exceed an amount equal to the product of (x) twenty-five percent (25%) and (y) the then currently unpaid aggregate Repurchase Price of all Purchased Assets.

(c)           In addition to the foregoing, and notwithstanding the limitation on recourse liability set forth in Section 2(b) above, Guarantor hereby irrevocably and unconditionally guarantees and promises to Buyer and its successors and assigns, the prompt and complete payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all actual losses, damages and costs that are incurred by Buyer as a direct or indirect consequence of any of the following events:

(1)          any fraud, intentional misrepresentation, illegal acts or willful misconduct by Seller or Guarantor (collectively, “Obligor(s)”) or any of their respective Affiliates, in connection with the Repurchase Agreement, the Transaction Documents, any Purchased Asset or any certificate, report, financial statement or other instrument or document furnished to Buyer at the time of the closing of the Repurchase Agreement or during the term of the Repurchase Agreement;

(2)          any Obligor’s or any of its Affiliates’ misapplication or misappropriation of any Income or other amounts received from any Purchased Asset;

(3)          either Obligor or any of its Affiliates seeks judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding against Buyer, a defense against the existence of any Event of Default or any remedies pursued by Buyer due to such Event of Default, which is determined by the final judgment of a court of competent jurisdiction, not subject to further appeal, to be unwarranted, in the case of a request for judicial intervention or injunctive or other equitable relief or frivolous, brought in bad faith or without merit, in the case of a defense;

(4)          either Obligor or any of its Affiliates voluntarily grants, creates, or consents in writing to the grant or creation of, any Lien, encumbrance or security interest in or on any Purchased Asset or any Collateral, other than, in each case, liens that are permitted by the Transaction Documents; and

(5)          any material breach by Obligor, or any of their respective Affiliates, of any representations and warranties contained in any Transaction Document relating to Environmental Laws, or any indemnity for costs incurred by Buyer in connection with the violation of any Environmental Law, the correction of any environmental condition, or the removal of any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law, in each case in any way affecting any or all of the Purchased Assets.

(d)           Notwithstanding anything to the contrary herein, the limitation on recourse liability as set forth under Section 2(b) hereof shall be of no further force and effect and Guarantor irrevocably and unconditionally guarantees and promises to pay to Buyer and its successors and assigns, in lawful money of the United States, in immediately available funds, the entire Repurchase Price immediately upon the occurrence of:

(1)          with respect to any Obligor: (A) the commencement by such Person as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution or similar law, or such Person seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such Person or all or substantially all of the property of and assets of such Person (unless consented to by Buyer); (B) the commencement of any such case or proceeding against such Person, seeking such an appointment or election, that arose from any collusive action or assistance of any such Person or its Affiliates or their agents (or, as to which, any such Person files a petition seeking to join as a party); or (C) the making by such Person of a general assignment for the benefit of creditors;

(2)          any Obligor, or any Affiliate thereof attempts at any time, in any court proceeding or otherwise, to (A)  recharacterize any of the Transactions or any of the Transaction Documents as a loan, as a debt or any financing arrangement between or among any Obligor and Buyer, rather than a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, or (B) assert in writing or in a court proceeding that any of the Transactions is not a “master netting agreement” as such term is defined in Section 101 of Title 11 of the United States Code, as amended, or a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended; or

(3)          any material breach of the separateness covenants contained in the Repurchase Agreement.

(d)            Sections 2(f) and 2(g) of the Guaranty (i.e. previously Sections 2(c) and (d) which have been modified to Sections 2(f) and (g) pursuant to clause (b) above in this Amendment) are hereby deleted in their entirety and replaced by the versions below:

(f)            Guarantor further agrees to pay any and all out-of-pocket expenses (including, without limitation, all out-of-pocket fees and disbursements of counsel) which may be paid or actually incurred by Buyer in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations, subject to Sections 2(b), 2(c) and 2(d) above, and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guaranty. This Guaranty shall remain in full force and effect until the Guaranteed Obligations, subject to Sections 2(b), 2(c) and 2(d) above, are paid in full, notwithstanding that from time to time prior thereto Seller may be free from any Guaranteed Obligations.

(g)           Notwithstanding any payment or payments made by Seller or any other Person nor any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Guaranteed Obligations, Guarantor shall remain liable for the amount of the Guaranteed Obligations, subject to Sections 2(b), 2(c) and 2(d) above, until the Guaranteed Obligations, subject to Sections 2(b), 2(c) and 2(d) above, are paid in full.

2.            Reaffirmation of Guaranty. Guarantor has executed this Amendment for the purpose of acknowledging and agreeing that, notwithstanding the execution and delivery of this Amendment and the amendment of the Guaranty hereunder, all of Guarantor’s obligations under the Guaranty remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.

3.            Conditions Precedent. This Amendment and its provision shall become effective upon the execution and delivery of this Amendment by a duly authorized officer of each of Seller, Buyer and Guarantor.

4.            Agreement Regarding Expenses. Notwithstanding anything to the contrary in the Repurchase Agreement, Buyer shall pay Buyer’s reasonable out of pocket expenses (including reasonable legal fees) incurred in connection with the preparation and negotiation of this Amendment.

5.            Full Force and Effect. Except as expressly modified hereby, all of the terms, covenants and conditions of the Repurchase Agreement and the other Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Seller. Any inconsistency between this Amendment and the Guaranty (as it existed before this Amendment) shall be resolved in favor of this Amendment, whether or not this Amendment specifically modifies the particular provision(s) in the Guaranty inconsistent with this Amendment. All references to the “Guaranty” in the Repurchase Agreement or in any of the other Transaction Documents shall mean and refer to the Guaranty as modified and amended hereby.

6.            No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Buyer under the Repurchase Agreement, the Guaranty, any of the other Transaction Documents or any other document, instrument or agreement executed and/or delivered in connection therewith.

7.            Headings. Each of the captions contained in this Amendment are for the convenience of reference only and shall not define or limit the provisions hereof.

8.            Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures.

9.            Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 28(c) of the Guaranty.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written and effective as of the Effective Date.

GUARANTOR:

TREMONT MORTGAGE TRUST,
a Maryland real estate investment trust

By:	/s/ G. Douglas Lanois
Name: G. Douglas Lanois
Title: Chief Financial Officer

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SELLER:

TRMT CB LENDER LLC,
a Delaware limited liability company

By:	/s/ G. Douglas Lanois
Name: G. Douglas Lanois
Title: Chief Financial Officer

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BUYER:

CITIBANK, N.A.

By:	/s/ Richard B. Schlenger
Name: Richard B. Schlenger
Title: Authorized Signatory